As filed with the Securities and Exchange Commission on November 23, 2004
                                                     Registration No. 333-102259
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            -------------------------
                   Post-Effective Amendment No. 1 to Form F-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------
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   TEVA PHARMACEUTICAL INDUSTRIES LIMITED           TEVA PHARMACEUTICAL FINANCE B.V.
  (Exact name of Registrant as specified in      (Exact name of Registrant as specified
 its charter and translation of Registrant's                in its charter)
             name into English)

         Israel                   N.A.           Netherlands Antilles         N.A.
     (State or other        (I.R.S. Employer       (State or other           (I.R.S.
     jurisdiction of         Identification        jurisdiction of          Employer
    incorporation or              No.)             incorporation or      Identification
      organization)                                 organization)             No.)

               5 Basel Street                     c/o MeesPierson Trust (Curacao) N.V.
                P.O. Box 3190                                Berg Ararat 1
          Petach Tikva 49131 Israel                  Curacao, Netherlands Antilles
               972-3-926-7267                                599-9-463-9113
 (Address, including zip code, and telephone       (Address, including zip code, and telephone
                   number,                                           number,
            including area code,                              including area code,
of Registrant's principal executive offices)      of Registrant's principal executive offices)
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                         Teva Pharmaceuticals USA, Inc.
                                1090 Horsham Road
                         North Wales, Pennsylvania 19454
                         Attention: William A. Fletcher
                                 (215) 591-3000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:
                              PETER H. JAKES, Esq.
                            JEFFREY S. HOCHMAN, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000
                            -------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES

                            -------------------------

     $86,055,000 aggregate principal amount of 0.375% Convertible Senior Debentures due 2022 (the "Debentures") of Teva Pharmaceutical Finance B.V., the guarantee thereof by Teva Pharmaceutical Industries Limited ("Teva") and 4,011,982 American Depositary Receipts ("ADRs") evidencing American Depositary Shares, each representing one ordinary share, par value 0.10 NIS ("Ordinary Shares"), of Teva, into which the Debentures are convertible (giving effect to the two-for-one stock splits of the Ordinary Shares in December 2002 and in June
2004) previously registered for sale to the public by selling securityholders under this Registration Statement are hereby withdrawn from registration. Such Debentures, guarantee and ADRs represent all the securities remaining unsold under this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao, Netherlands Antilles, on November 23, 2004.

                                    TEVA PHARMACEUTICAL FINANCE B.V.

                                    By:   MEESPIERSON TRUST (CURACAO) N.V.,
                                          its sole managing director


                                    By    /s/ Steven Melkman
                                          ----------------------------
                                          Name:   Steven Melkman
                                          Title:  Authorized Signatory

                                    By    /s/ Lucie de Jong
                                          ----------------------------
                                          Name:   Lucie de Jong
                                          Title:  Authorized Signatory

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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              Name                             Title(s)                         Date
---------------------------------       ---------------------------------       ---------------------------------
MEESPIERSON TRUST (CURACAO) N.V.            Sole Managing Director
                                         (Principal Executive Officer;
                                        Principal Financial Officer and
                                         Principal Accounting Officer)

By:  /s/ Steven Melkman                                                         November 23, 2004
---------------------------------
     By:  Steven Melkman
     Title:  Authorized Signatory


By:  /s/ Lucie de Jong                                                          November 23, 2004
---------------------------------
     By:     Lucie de Jong
     Title:  Authorized Signatory


---------------------------------             Managing Director of              November __, 2004
     Bart Gerard Jules Deconinck        MeesPierson Trust (Curacao) N.V.,
                                         sole managing director of Teva
                                           Pharmaceutical Finance B.V.


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/s/ Robertus Johannes Gerardus               Statutory Director of              November 23, 2004
---------------------------------       MeesPierson Trust (Curacao) N.V.,
Antonius Bremer                          sole managing director of Teva
---------------------------------          Pharmaceutical Finance B.V.
Robertus Johannes Gerardus
Antonius Bremer



/s/ Sisulawatie Antonius Soedhoe             Statutory Director of              November 23, 2004
---------------------------------       MeesPierson Trust (Curacao) N.V.,
Sisulawatie Antonius Soedhoe             sole managing director of Teva
                                           Pharmaceutical Finance B.V.



/s/ Gregory Elias                            Managing Director of               November 23, 2004
---------------------------------       MeesPierson Trust (Curacao) N.V.,
Gregory Elias                            sole managing director of Teva
                                           Pharmaceutical Finance B.V.

/s/ William A. Fletcher                  Authorized U.S. Representative         November 23, 2004
---------------------------------
William A. Fletcher
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, Israel, on November 23, 2004.

                                    TEVA PHARMACEUTICAL INDUSTRIES LIMITED




                                    By:  /s/ Israel Makov
                                         -------------------------------------
                                         Israel Makov
                                         President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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              Name                             Title(s)                         Date
---------------------------------       ---------------------------------       ---------------------------------



            *                           Chairman and Director                   November 23, 2004
---------------------------------
         Eli Hurvitz



     /s/ Israel Makov                   President and Chief Executive           November 23, 2004
---------------------------------                  Officer
         Israel Makov                   (Principal Executive Officer)



     /s/ Dan S. Suesskind                    Chief Financial Officer            November 23, 2004
---------------------------------       (Principal Financial Officer and
         Dan S. Suesskind                 Principal Accounting Officer)



            *                                      Director                     November 23, 2004
---------------------------------
         Ruth Cheshin



                                                   Director                     November __, 2004
---------------------------------
         Abraham E. Cohen



            *                                      Director                     November 23, 2004
---------------------------------
         Leslie Dan


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            *                                      Director                     November 23, 2004
----------------------------
         Amir Elstein



            *                                      Director                     November 23, 2004
---------------------------------
         Prof. Meir Heth



            *                                      Director                     November 23, 2004
---------------------------------
         Prof. Moshe Many



            *                                      Director                     November 23, 2004
---------------------------------
         Dr. Leora Meridor



            *                                      Director                     November 23, 2004
---------------------------------
         Dr. Max Reis



                                                   Director                     November __, 2004
----------------------------
         Carlo Salvi



            *                                      Director                     November 23, 2004
---------------------------------
         Prof. Michael Sela



            *                                      Director                     November 23, 2004
---------------------------------
         Dov Shafir



                                                   Director                     November __, 2004
---------------------------------
         Prof. Gabriela Shalev



                                                   Director                     November __, 2004
---------------------------------
         Harold Snyder



     /s/ William A. Fletcher            Authorized U.S. Representative          November 23, 2004
---------------------------------
         William A. Fletcher



*By: /s/ Dan S. Suesskind
     ---------------------------
         Dan S. Suesskind
         Attorney-in-Fact
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